UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported)      January 12, 2007
                                                    ----------------------------

                          FIRST AVIATION SERVICES INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

                 0-21995                              06-1419064
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        (Commission File Number)           (IRS Employer Identification No.)

          15 RIVERSIDE AVENUE
         WESTPORT, CONNECTICUT                                 06880-4214
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(Address of Principal Executive Offices)                       (Zip Code)

                                 (203) 291-3300
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)

Robert Malachowski
------------------

      Effective January 22, 2007, Robert E. Malachowski, principal financial officer, Secretary and Director of Financial Reporting of First Aviation Services Inc. (the "Company"), will no longer serve as principal financial officer of the Company but will continue to serve as Secretary and Director of Financial Reporting of the Company.

Bobbie Espitia
--------------

      Effective January 22, 2007, Bobbie Espitia, principal accounting officer of the Company, Vice President of Finance - Controller and Vice President - Materials Management of Aerospace Products International, Inc., a wholly owned subsidiary of the Company ("API"), will no longer serve as either principal accounting officer of the Company or Vice President of Finance - Controller of API, but will continue to be serve as Vice President - Materials Management of API.

(c) and (e)

Bill Reznicek
-------------

      On January 12, 2007, the Board of Directors of the Company elected Bill L. Reznicek, to serve as Chief Financial Officer of the Company and API, effective January 22, 2007.

      Mr. Reznicek previously served as Vice President of Finance and IT for the Lancaster Colony Automotive Products Division of RubberQueen Corporation from June 2000 until January 2007. Prior to his position at RubberQueen, Mr. Reznicek held various other executive and financial management positions with public and privately held companies.

      On January 12, 2007, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") approved, and API signed, an executive employment agreement (the "Agreement") with Mr. Reznicek, pursuant to which Mr. Reznicek will be employed as Chief Financial Officer of API effective January 22, 2007. Under the Agreement, Mr. Reznicek will receive an annual base salary of $170,000 and is entitled to receive a signing bonus of $20,000 to be paid upon the commencement of Mr. Reznicek's employment with API. The signing bonus is prorated on a monthly basis over the term of the Agreement in the event Mr. Reznicek fails to complete the term of the Agreement.

      Under the Agreement, Mr. Reznicek is permitted to participate in any performance bonus, profit sharing or other compensation plans, and such medical,

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dental, disability, life, and other insurance plans, as are generally available to other employees of API in similar employment positions, subject to meeting applicable eligibility requirements. Mr. Reznicek may also receive a bonus at the discretion of the Compensation Committee.

      Mr. Reznicek's employment as CFO of API is for a period of two years through January 22, 2009 and may be terminated by either party upon 30 days notice. If Mr. Reznicek's employment is terminated for cause, he is entitled to receive his base salary through the end of the month in which his employment was terminated, as well as payment for any vacation earned but not taken. If his employment is terminated without cause or as a result of a disability, he is entitled to receive an amount equal to six months of base salary, prorated upon Mr. Reznicek's current annualized salary in effect on the termination date, as well as payment for any vacation earned but not taken. If Mr. Reznicek's employment is terminated due to death, his primary beneficiary is entitled to receive bi-weekly payments of Mr. Reznicek's base salary until the earlier of the beneficiary's receipt of life insurance benefits provided pursuant to an API benefit plan or 180 days after the date of death, as well as payment for any accrued and unused vacation accumulated at the time of death.











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




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FIRST AVIATION SERVICES INC.


                                    By:   /s/ Robert E. Malachowski
                                        ----------------------------------
                                        Name:   Robert E. Malachowski
                                        Title:  Secretary


Date:  January 19, 2007














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